Healthy Convenient Fresh Chiquita March 11, 2009 Exhibit 9.1

2 Chiquita Brands International
March 11,  2009
Compelling Investment Opportunity
Strong position in key markets
•
No. 1 in U.S. Value-Added Salad Market
•
No. 1 in European Banana Market
•
No. 1 in Bananas in Large U.S. Supermarkets
Diversified portfolio of healthy, fresh foods
•
Well aligned with key consumer trends toward health & convenience
Positioned to outperform in economic downturn
•
Expect improved full-year net income and EPS, on a comparable basis, in 2009
Brand strength
•
Powerful, trusted brands
•
High quality and freshness
•
Best-in-class food safety standards in salads
Successful innovation track record
•
Just Fruit in a Bottle, Chiquita to Go, Gourmet Café
Strong management team
•
Leadership talent in value-added consumer products, innovation and supply chain management

3 Chiquita Brands International
March 11,  2009
Chiquita’s Competitive Advantages
Corporate responsibility leadership
Best-in-class food safety standards
Category management
Product freshness
Powerful, trusted brands

4 Chiquita Brands International
March 11,  2009
Vision: Become the Global Leader in Branded,
Healthy, Fresh Foods
Build a high-
performance organization
Deliver innovative,
higher-margin products
Achieve sustainable,
profitable growth
More predictable results
Total shareholder returns exceeding peers

5 Chiquita Brands International
March 11,  2009
2008 Overview
•
Significantly improved FY net income and
EPS to $49MM and $1.12, on a
comparable basis
•
Generated ~9% EBIT margin in bananas,
best in 3 years
•
Initiated plan to significantly improve
profitability in Salads and Healthy Snacks
Overview of Chiquita’s Segments
2008 Net Sales
Bananas
57%
Other Produce
7%
Salads and Healthy
Snacks
36%
2008 Comparable Operating
Income (Loss)
1
See Appendix C for reconciliation to reported U.S. GAAP figures
2006 2008 2007
($ in millions)
$66
$70
$104
1

6 Chiquita Brands International
March 11,  2009
Disciplined Execution of Strategy
Sold Atlanta AG, a low-margin distributor
Integrated salad facility in Northeastern U.S.
Overcame unprecedented cost increases
Entered African sourcing agreements
Refinanced and paid down debt
Implemented business restructuring
Outsourced shipping to world-class partners
Achieved
Significant
Progress in
Last Two Years

7 Chiquita Brands International
March 11,  2009
Global Health & Wellness Trends
64%
of Europeans
are actively
looking to
eat healthier
80%
of U.S. consumers
took some
action to manage
their weight
in 2008
Source:
1
Nielsen 2008 Consumer Survey
2
Datamonitor Consumer Survey 2006
3
IRI Consumer Snacking Study 2007
96%
of U.S. consumers
believe that
eating at home
is healthier than
eating out
63%
of consumers
are trying to
replace high-calorie
snacks with
healthier options
58%
of Europeans
actively seek out
convenient and
healthy products
78%
of Americans
are trying to
eat healthier
2
2
3
3
1
1

8 Chiquita Brands International
March 11,  2009
Positioned to Outperform in Economic Downturn
Recession-
resistant
products
Benefit from
stay-at-home
eating trend
Retail Value-Added Salads:
2008 NA retail dollar sales +3% vs.
commodity head (iceberg) lettuce (3)%
53% of shoppers are eating more at
home, and restaurant traffic continues to
weaken as consumers are more budget
conscious
Bananas:
2008 NA retail dollar sales +16%;
volume (2)% on supply constraints
No better consumer value in healthy,
fresh foods than a 30-cent banana

9 Chiquita Brands International
March 11,  2009
Near-Term Focus
Maintain strong liquidity
Maintain focus on profitability in bananas
Improve cost efficiency
Innovate toward higher-margin products
Improve profitability in salads

10 Chiquita Brands International
March 11,  2009
Maintaining Focus on Profitability in Bananas
100
104
108
112
146
2004 2005 2006 2007 2008
Chiquita Average Annual Pricing ¹
in North America
Index: 2004 = 100
Banana pricing remains strong in NA,
despite lower fuel surcharges
Europe local banana pricing expected
to be up in 2009, after slow start to
the year
Negative year-on-year impact in Q1-
Q3
of lower euro and flooding
Supply and demand dynamics from
Latin America remain favorable
Cost increases have moderated
1. Average annual pricing includes benefits of all surcharges, including for fuel and related costs.

11 Chiquita Brands International
March 11,  2009
European Banana Market Leadership
Maintaining premium positioning
•
No. 1 market share
•
High product and service quality
•
Corporate responsibility leadership
Managing for profitability
•
Exiting unprofitable customers in the UK and France
Tariff-free African sourcing to benefit 2011
and beyond
Potential upside if dispute over EU banana
import tariff regime is resolved favorably
•
Our plans assume €176/MT tariff remains
•
Each €10/MT reduction would equate to $11 million
lower annual tariff cost; pricing impact uncertain

12 Chiquita Brands International
March 11,  2009
Significant Near-Term Upside in Salads
2008 Price & Mix Network
Efficiencies
SG&A Reductions Other cost
increases
2009 Expectation LTM ended June 30,
2006
Building Blocks to Expected 2009 EBIT Margin Improvement
EBIT Margin
0%
4%
1 Figures exclude start-up losses in the company’s successful expansion of Just Fruit in a Bottle in Europe
2 Last twelve months ended June 30, 2006
1
2
3-4%
EBIT Margin

FoodSafety magazine

CASE STUDIES IN FOOD PROTECTION

Fresh Express: Cutting-Edge Food Safety

FEBRUARY ■ MARCH 2006

Special Reprint Edition

USA TODAY

As seen in USA TODAY Money October 23, 2006

'Fresh Express leads the pack' in produce safety

Company has spent decades honing leafy green food standards

By Julie Schmit
USA TODAY

Reprinted with permission. All rights reserved.

13 Chiquita Brands International
March 11,  2009
Best-in-Class Food Safety Standards in Salads
Have long invested about $10
million per year in food safety
Focus on prevention and
containment
Exceed FDA guidelines and
LGMA standards
100% of farms audited
annually
Funded E. coli
research, shared
broadly
1 Leafy Greens Marketing Association
1

Chiquita
Fresh. Healthy.
Good To Go.

New!
Chiquita
Grape & Apple Bites

NEW!
Fresh Express
Tender Ruby Reds

Chiquita

14 Chiquita Brands International
March 11,  2009
Innovating Toward Higher-Margin Products
Health + Convenience = Growth & Margins
Exploit powerful, trusted brands
Expand distribution channels and geographies
Explore new products and technology

15 Chiquita Brands International
March 11,  2009
“Just Fruit in a Bottle” Opportunity
Exploit and extend powerful Chiquita
brand
Higher margin potential, similar to other
successful packaged foods
No. 1 or No. 2 smoothie brand in each of
seven countries entered
On-track to achieve EBIT break-even
within three years in each market
entered
Start-up losses are almost entirely
consumer marketing, which benefits all
product categories

Healthy Convenient Fresh Chiquita Financial Review

17 Chiquita Brands International
March 11,  2009
0.0
1.0
2.0
3.0
4.0
5.0
Bananas Other Produce Salads & Healthy Snacks
Improving Financial Performance
1. See Appendix C for reconciliation to reported U.S. GAAP figures
Net Sales, Continuing Operations
Comparable Operating Income,
Continuing Operations
($ in billions) ($ in millions)
$3.3
$3.5
2006 2007
$66
$70
2006 2008
$3.6
2008
$104
2007
+5%
CAGR
1

18 Chiquita Brands International
March 11,  2009
Continuing Focus on Debt Reduction
$475
$584
$482
$116
1
Net Debt Outstanding balance is before the adoption in 2009 of FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (including partial settlement),” which is expected to reduce reported debt by approximately $85 million.
2
Net secured debt includes term loans and other notes and loans outstanding, net of cash
31-Dec-06
Unsecured Debt Net Secured Debt
$957
Net Debt Outstanding
1
($ in millions)
$700
31-Dec-08
Net debt down $257 million since January 2007
2

19 Chiquita Brands International
March 11,  2009
7½%
Senior
Notes &
New Term
Loan
Senior
Notes
Attractive Debt Maturity Profile
4.25%
Senior
Convertible
Notes
No more than $20 million due in any year until 2014
188
200
300
$0
$50
$100
$150
$200
$250
$300
$350
$400
2009 2010 2011 2012 2013 2014 2015 2016

20 Chiquita Brands International
March 11,  2009
Significant Covenant Cushion
Mar 31 Jun 30 Sep 30 Dec 31
OpCo Last Twelve Months ("LTM") EBITDA 178 $       223 $       221 $       193 $
OpCo Leverage Covenant Ratio <= 3.50x 1.30x 1.02x 0.98x 1.11x
OpCo Fixed Charge Coverage Ratio >= 1.15x 1.47x 1.71x 1.73x 1.66x
2008
Only 2 covenants, and significant leeway, due to 2008 refinancing
Expect to remain in compliance in 2009 and beyond
Note: See Appendix B for covenant compliance calculations

21 Chiquita Brands International
March 11,  2009
Prudent Hedging to Mitigate Risk
Euro Exchange Rate ($ per Euro)
1.20
1.25
1.30
1.35
1.40
1.45
1.50
1.55
1.60
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
Unhedged Hedged
Results based on the Company’s existing option and fuel swap portfolio at current market rates and volatility as of 13-Feb-09.
Ocean Fuel Costs - Core Services ($MM's)
50
70
90
110
130
150
170
2007 2008 2009
Unhedged Hedged
Bunker fuel: Swaps to mitigate exposure to rising
fuel costs
~75% covered through 2011
Euro: Put options to protect downside and
preserve upside
Hedge estimated net euro cash flow exposure
~75% covered at $1.39 for 2009
~32% covered at $1.39 for 2010
2007 2008 2009

22 Chiquita Brands International
March 11,  2009
2009 Outlook
Continue to use free cash flow primarily for debt reduction
Maintain focus on driving profitability in bananas
•
North America pricing and demand to remain strong
•
EU local pricing expected to be down slightly in Q1 and higher in Q2 to Q4
•
Margins pressured by flood costs and lower euro rate
$30 million in incremental costs due to flooding (2/3 in Q1; remainder in Q2-Q3)
Euro rate to negatively impact Q1-Q3
Significantly improved results in Salads & Healthy Snacks
•
EBIT margins in Salads improved to 3-4%; improvement mostly in Q2 to Q4
•
Start-up losses in Just Fruit in Bottle as much as $10 million lower year-on-year
Improved full-year net income and EPS, on a comparable
basis, versus $49 million and $1.12 EPS in 2008
•
Comparable 2009 figures exclude:
$12-16MM Europe HQ relocation costs, mostly in H1
$7MM of higher non-cash interest costs from change in convertible note accounting
$3-5MM gain from Ivory Coast farm sale and related $4MM tax benefit in Q1

23 Chiquita Brands International
March 11,  2009
Compelling Investment Opportunity
Strong position in key markets
•
No. 1 in U.S. Value-Added Salad Market
•
No. 1 in European Banana Market
•
No. 2 in Bananas in Large U.S. Supermarkets
Diversified portfolio of healthy, fresh foods
•
Well aligned with key consumer trends toward health & convenience
Positioned to outperform in economic downturn
•
Expect improved full-year net income and EPS, on a comparable basis, in 2009
Brand strength
•
Powerful, trusted brands
•
High quality and freshness
•
Proven best-in-class food safety standards in salads
Successful innovation track record
•
Just Fruit in a Bottle, Chiquita to Go, Gourmet Café
Strong management team
•
Leadership talent in value-added consumer products, innovation and supply chain management

Healthy Convenient Fresh Chiquita Questions & Answers

25 Chiquita Brands International
March 11,  2009
39%
45%
28%
28%
27%
34%
20%
25%
30%
35%
40%
45%
50%
2003 2004 2005 2006 2007 2008
Appendix A: Fresh Express Maintains Strong
Market Leadership
Source: IRI Total US Grocery and Wal-Mart
Annual Dollar Share of Retail Value-Added Salads
1
Fresh Express Dole
All Other Brands²
8% leadership at
acquisition
17%
leadership
1
Latest dollar shares for 13-weeks ending 2/01/09: Fresh Express 44%; Dole 28%; All Other 28%
2
Private label at 13% dollar share (13-weeks ending 2/1/09), +1 share points vs. year ago
40%
32%

26 Chiquita Brands International
March 11,  2009
Appendix B: Covenants
Chiquita Brands International, Inc. ("HoldCo")
Covenant Compliance Under Chiquita Brands L.L.C. ("OpCo") Bank Credit Facility
($ in millions except ratios)
(unaudited)
Leverage Covenant 3/31/08 6/30/08 9/30/08 12/31/08
OpCo Funded debt
1
231 228 217 214
OpCo Last Twelve Months ("LTM") EBITDA 178 223 221 193
OpCo Leverage ratio 1.30x 1.02x 0.98x 1.11x
Permitted - must be less than 3.50x 3.50x 3.50x 3.50x
Fixed Charge Coverage Covenant
OpCo LTM EBITDA 178 223 221 193
OpCo LTM Rent expense
2
136 136 139 134
OpCo LTM EBITDA + Rent expense 314 359 360 327
OpCo LTM Fixed charges
3
214 210 208 196
OpCo Fixed charge coverage ratio 1.47x 1.71x 1.73x 1.66x
Permitted - must be greater than 1.15x 1.15x 1.15x 1.15x
1
2
Rent expense excludes the estimated portion of ship charter costs that represent normal vessel operating expenses.
3
Includes term loan and borrowings under OpCo revolving credit facility (which borrowings at 12/31/08 were approximately $21 million in letters of credit outstanding); excludes HoldCo's senior note and convertible note issues.
Fixed charges include total company interest, rent and other items, but exclude certain payments and non-cash charges, such as amortization of loan fees, as specified in the Bank Credit Facility.

27 Chiquita Brands International
March 11,  2009
Appendix B: EBITDA Reconciliation for
Covenants
Reconciliation to OpCo EBITDA used in Bank Credit Facility Covenants
($ in millions)
(unaudited)
2008 Year
Consolidated net loss (324) $
Consolidated net interest expense 69
Consolidated income tax benefit (2)
Consolidated depreciation & amortization expense 73
Discontinued operations income (1)
Consolidated EBITDA (186)
Covenant adjustments:
Non-cash stock compensation expense 11
Non-cash writedowns
1
382
Gain on debt extinguishment
2
(14)
Adjusted OpCo
3
EBITDA 193 $
1
2
3
For debt compliance purposes, there are typically no significant differences between Consolidated and OpCo EBITDA, other than the adjustments noted.
In 2008, the company used $75 million of cash proceeds from the sale of Atlanta AG to repurchase senior notes on the open market at a discount, resulting in $14 million of net gains.
Non-cash writedowns in 2008 included a $375 million writedown for Fresh Express goodwill, and writedowns for a UK ripening facility and certain assets impacted by flooding in Costa Rica and Panama.

28 Chiquita Brands International
March 11,  2009
Appendix C: Comparable Operating Income
Continuing Operations (in $MM's)
Salads & Other Operating
2008 Reconciliation Bananas Healthy Snacks Produce Corporate Restructuring Income (Loss)
Comparable results (Non-GAAP) 184 $        (25) $             10 $     (66) $      - $           104 $
Asset impairments
1
(375) (375)
Restructuring costs (7) (7)
Loss on divestitures -
Other items
3
(3) (3)
Reported results (U.S. GAAP) 181 $        (400) $           10 $     (66) $      (7) $             (281) $
1
Non-cash Fresh Express goodwill impairment charge.  The impairment has no impact on the company’s liquidity, covenant compliance, or borrowing capacity.
2 One-time costs related to the relocation of the company's European headquarters
3
One-time costs related to an impairment charge related to the closure of a UK ripening center
Salads & Other Operating
2007 Reconciliation Bananas Healthy Snacks Produce Corporate Restructuring Income (Loss)
Comparable results (Non-GAAP) 112 $        13 $              5 $       (59) $      - $           70 $
Asset impairments -
Restructuring costs
1
(26) (26)
Loss on divestitures (10) (10)
Other items
3
(3) (3)
Reported results (U.S. GAAP) 112 $        13 $              (5) $      (62) $      (26) $           32 $
1
Charge related to implementation of a business restructuring plan in Q4
2
Related to the exit of the company’s Chilean operations
3
Settlement of U.S. antitrust litigation
Salads & Other Operating
2006 Reconciliation Bananas Healthy Snacks Produce Corporate Restructuring Income (Loss)
Comparable results (Non-GAAP) 106 $        23 $              3 $       (66) $      - $           66 $
Asset impairments -
Restructuring costs -
Loss on divestitures -
Other items
1
(50) (50)
Reported results (U.S. GAAP) 56 $          23 $              3 $       (66) $      - $           16 $
1
$(25MM) related to tropical storms Gamma and Stan and $(25MM) related to the settlement with the Department of Justice
2
2

29 Chiquita Brands International
March 11,  2009
Safe Harbor Statement
This presentation contains certain statements that are “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995.  These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange rate fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of uncertainty in the global economic environment), government regulations, food safety and product recalls affecting the company or the industry, labor relations, taxes, political instability and terrorism; unusual weather conditions and crop risks; access to and cost of financing; any negative operating or other impacts from the relocation of the company’s European headquarters to
Switzerland; and the outcome of pending litigation and governmental investigations involving the company, and the legal fees and other costs incurred in connection with such items.
The company reports its financial results in accordance with generally accepted accounting principles in the United
States of America (U.S. GAAP).  In an effort to provide investors with additional information regarding the company’s results and to provide a more meaningful year-over-year comparison of the company’s financial performance, the company sometimes uses non-GAAP measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in the text of this presentation.
In presenting comparable results, the company discloses non-GAAP financial measures which it believes will be useful to investors.  Management uses the non-GAAP financial measures to evaluate the company’s financial performance against internal budgets and targets, including those associated with incentive compensation plans, because it believes that these non-GAAP financial measures are useful for evaluating the company’s core operating results and facilitating comparison across reporting periods.  Importantly, non-GAAP financial measures should be considered in addition to, and not instead of, U.S. GAAP financial measures.  In addition, the non-GAAP measures the company is using may differ from non-GAAP measures that other companies use.
Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance.  Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements.
Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.